Daniel McDonough, Jr.
Limited Power of Attorney for Section 16 Reporting Obligations


Know all by these presents, that the undersigned hereby constitutes and appoints each of Barry R. Rubens, Sean
Arnette and Taylor P. Jones, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power of substitution and authority to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Elauwit Connection, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder, as amended from time to time (the "Exchange Act");

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, including any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or desirable to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that this Limited Power of Attorney authorizes, but does not require each attorney-in-fact to act in his discretion on information provided to him without independent verification of such information and further acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 under Section 16(a) of the Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has signed this Limited
Power of Attorney this 7th day of October 2025.

/s/ Daniel McDonough, Jr.

Daniel McDonough, Jr.